Exhibit 99.1

4DMT Reports Third Quarter 2026 Financial Results, Operational Highlights

and Expected Upcoming Milestones

•
Completed enrollment and randomization of the 4FRONT-2 Global Phase 3 clinical trial, the second of two pivotal trials of 4D-150 in wet AMD; topline data for 4FRONT-1 and 4FRONT-2 expected in Q2 2027 and H2 2027, respectively
•
Presented 2-year data from PRISM and SPECTRA clinical trials of 4D-150 in wet AMD and DME, highlighting durable clinical activity and favorable, predictable safety profile
•
Initiated 4SIGHT Global Phase 3 clinical trial of 4D-150 in DME, advancing 4D-150 into second multi-billion-dollar retinal disease market with significant unmet need
•
Strengthened regulatory affairs and quality teams through the hire of Eric Floyd, PhD, MBA, as Chief Regulatory & Quality Officer
•
$375 million in cash, cash equivalents and marketable securities expected to fund current operating plan into second half of 2028

EMERYVILLE, Calif., November 12, 2026 (GLOBE NEWSWIRE) -- 4D Molecular Therapeutics (Nasdaq: FDMT, 4DMT or the Company), a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with the potential to transform treatment paradigms and provide unprecedented benefits to patients, today reported Q3 2026 financial results, provided operational highlights and outlined expected upcoming milestones.

“Over the past quarter, 4DMT continued to progress 4D-150 as a potential backbone therapy for continuous control of VEGF-driven retinal diseases through completion of randomization in the second of two pivotal Phase 3 trials in wet AMD,” said David Kirn, MD, Co-founder, President and Chief Executive Officer of 4DMT. “In addition, we initiated the global Phase 3 4SIGHT program in DME, expanding the opportunity for 4D-150 into a second multi-billion-dollar retinal disease market with significant unmet need. We also welcomed Dr. Eric Floyd to our executive team, providing experienced leadership for our regulatory team. We are well positioned heading into 2027, which we anticipate will be a transformative year for the Company following expected topline readouts from both 4FRONT Phase 3 trials in wet AMD.”

Recent Highlights and Expected Milestones

•
Corporate Highlights:
o
Strengthened leadership of Regulatory and Quality teams:
▪
Hired Dr. Eric Floyd as Chief Regulatory & Quality Officer. Dr. Floyd will oversee regulatory strategy, global engagements with regulatory authorities, quality assurance and quality control. Prior to joining 4DMT, Dr. Floyd served as Chief Regulatory Officer at Silence Therapeutics and Neurogene. He has held senior regulatory affairs and/or quality positions at large pharmaceutical companies including Merck, Sanofi and Novartis
o
Company hosted an Investor Day in New York City on October 21, 2026:
▪
Provided insights into the current treatment landscape and unmet needs in wet age-related macular degeneration (wet AMD), the potential target product profile of 4D-150 and the commercial potential for 4D-150 to meaningfully improve patient outcomes

•
4D-150 for Wet Age-related Macular Degeneration (AMD):
o
4FRONT Global Phase 3 Program:
▪
4FRONT-1, North American Clinical Trial:
•
Enrollment completed in February 2026 and randomization completed (N=523) in March 2026; topline data expected in Q2 2027
▪
4FRONT-2, Global Clinical Trial:
•
Enrollment completed in June 2026 and randomization completed (N=531) in August 2026; topline data expected in H2 2027
o
PRISM Phase 1/2 Clinical Trial:
▪
Presented positive Phase 2b 2-year data in a broad patient population, including the recently diagnosed subgroup population most comparable to the 4FRONT Phase 3 population, at the American Society of Retina Specialists (ASRS) Annual Meeting on July 18, 2026, demonstrating durable maintenance of best corrected visual acuity (BCVA), control of central subfield thickness (CST) and clinically meaningful reduction in treatment burden, with a favorable and predictable safety profile
•
4D-150 for Diabetic Macular Edema (DME):
o
4SIGHT Global Phase 3 Clinical Trial:
▪
Initiated 4SIGHT, a global Phase 3 multicenter, randomized, double-masked, aflibercept 2 mg (Q8W) comparator-controlled trial of intravitreal 4D-150 in treatment-naïve patients with DME (N=514)
▪
All patients will receive five aflibercept loading doses. The primary endpoint is non-inferiority in the mean change from baseline in BCVA at Week 52. The key secondary endpoints are treatment burden reduction, comparing the number of aflibercept injections received in the 4D-150 arm versus the aflibercept comparator arm through Week 52, and the proportion of participants with a ≥2-step improvement from baseline in Early Treatment Diabetic Retinopathy Study Diabetic Retinopathy Severity Scale (ETDRS-DRSS) at Week 52
o
SPECTRA Part 1 Clinical Trial:
▪
Updated 2-year data from SPECTRA Part 1 clinical trial in DME continue to demonstrate a favorable and predictable safety profile, durable vision and anatomic improvements and clinically meaningful treatment burden reduction
•
4D-175 for Geographic Atrophy:
o
Company maintains an active IND and is evaluating opportunities to advance the program into the clinic
•
4D-710 for Cystic Fibrosis:
o
AEROW Phase 1/2 clinical trial and program update expected at year-end

Q3 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $375.0 million as of September 30, 2026, as compared to $514.0 million as of December 31, 2025. Based on our current operating plan, we estimate that our existing cash, cash equivalents and marketable securities, and expected payments under our collaboration agreement with Otsuka Pharmaceutical Co., Ltd. (Otsuka), will be sufficient to fund our operating expenses and capital expenditure requirements at least into the second half of 2028.

Collaboration and License Revenue: Collaboration and license revenue was $4.1 million for the third quarter of 2026, as compared to $0.1 million for the third quarter of 2025. The increase in revenue was primarily due to clinical trial cost sharing and reimbursement from Otsuka.

R&D Expenses: Research and development expenses were $69.8 million for the third quarter of 2026, as compared to $49.4 million for the third quarter of 2025. This increase was primarily driven by execution of 4D-150 Phase 3 clinical trials in wet AMD.

G&A Expenses: General and administrative expenses were $15.6 million for the third quarter of 2026, as compared to $11.8 million for the third quarter of 2025.

Net Loss: Net loss was $78.1 million for the third quarter of 2026, as compared to net loss of $56.9 million for the third quarter of 2025.

About 4DMT

4DMT is a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with the potential to transform treatment paradigms and provide unprecedented benefits to patients. The Company’s lead product candidate, 4D-150, is designed to be a backbone therapy forming the foundation for treatment of blinding VEGF-driven retinal diseases by providing multi-year sustained delivery of anti-VEGF biologics (aflibercept and anti-VEGF-C) with a single intravitreal injection, which substantially reduces the treatment burden associated with current bolus injections. The Company’s lead indication for 4D-150 is wet age-related macular degeneration, and the second indication is diabetic macular edema, which are both in Phase 3 development. The Company’s second product candidate is 4D-710, which is the first known genetic medicine to demonstrate successful delivery and expression of the CFTR transgene in the lungs of people with cystic fibrosis after aerosol delivery. 4D Molecular Therapeutics™, 4DMT™, Therapeutic Vector Evolution™, Backbone 4 Retina™ and the 4DMT logo are trademarks of 4DMT.

All of the Company’s product candidates are in clinical or preclinical development and have not yet been approved for marketing by the U.S. Food and Drug Administration or any other regulatory authority. No representation is made as to the safety or effectiveness of the Company’s product candidates for the therapeutic uses for which they are being studied.

Learn more at www.4DMT.com and follow us on LinkedIn.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the therapeutic potential and clinical benefits of, as well as the plans, announcements and related timing for, the clinical development of our product candidates and regulatory interactions, and statements regarding our financial performance, results of operations and anticipated cash runway. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target," and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including risks and uncertainties that are described in greater detail in the section entitled "Risk Factors" in 4D Molecular Therapeutics’ most recent Quarterly Report on Form 10-Q to be filed on or about the date hereof, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent 4D Molecular Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. 4D Molecular Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

4D Molecular Therapeutics, Inc.

Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue:
Collaboration and license revenue	$4,145	$90	$10,974	$119
Operating expenses:
Research and development	69,776	49,438	203,038	138,088
General and administrative	15,587	11,837	39,798	36,293
Total operating expenses	85,363	61,275	242,836	174,381
Loss from operations	(81,218)	(61,185)	(231,862)	(174,262)
Other income, net	3,162	4,309	12,111	14,756
Net loss	$(78,056)	$(56,876)	$(219,751)	$(159,506)
Net loss per share, basic and diluted	$(1.08)	$(1.01)	$(3.13)	$(2.85)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	72,251,127	56,126,330	70,211,785	55,933,890

4D Molecular Therapeutics, Inc.

Balance Sheet Data

(in thousands)

(Unaudited)

	September 30,	December 31,
	2026	2025
Cash, cash equivalents and marketable securities	$375,033	$514,034
Total assets	428,749	566,711
Total liabilities	90,806	61,047
Accumulated deficit	(936,056)	(716,304)
Total stockholders’ equity	337,943	505,664

Contacts:

Media:

Jenn Gordon

dna Communications

Media@4DMT.com

Investors:

Julian Pei

Head of Investor Relations and Strategic Finance

Investor.Relations@4DMT.com